UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 400, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 540-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Completion of Spin-Off

The Ensign Group, Inc. (“Ensign”) has completed its previously announced plan to separate its healthcare business and its real estate business into two separate and independent publicly traded companies through the distribution of shares of common stock of CareTrust REIT, Inc. (“CareTrust” or the “Company”) to Ensign stockholders (the “Spin-Off”). Ensign effected the Spin-Off by distributing all of the outstanding shares of CareTrust common stock to Ensign stockholders on a pro rata basis, as more fully described in the preliminary information statement (the “Information Statement”) included as Exhibit 99.1 to CareTrust’s Registration Statement on Form 10 (File No. 001-36181) filed with the U.S. Securities and Exchange Commission (the “SEC”). As a result, Ensign stockholders received one share of CareTrust common stock for each share of Ensign common stock held at the close of business on May 22, 2014, the record date for the Spin-Off. The Spin-Off is effective from and after June 1, 2014, with shares of CareTrust common stock distributed by Ensign on June 2, 2014.

As previously disclosed, Ensign and CareTrust entered into a Separation and Distribution Agreement, dated as of May 23, 2014, which contains the key provisions relating to the separation of CareTrust’s real estate business from Ensign, and other provisions that govern the relationship between Ensign and CareTrust after the Spin-Off. A copy of the agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. On May 30, 2014, Ensign and CareTrust entered into the following additional agreements to implement the Spin-Off and govern their relationship after the Spin-Off: eight Master Leases; eight Guaranties of Master Leases; an Opportunities Agreement; a Tax Matters Agreement; a Transition Services Agreement; an Employee Matters Agreement; and a Contribution Agreement. The Contribution Agreement provides for the contribution by Ensign to CareTrust of the entities that own the properties that comprise CareTrust’s initial portfolio, in exchange for shares of CareTrust common stock and $221.4 million in cash, as contemplated by the Separation and Distribution Agreement. A summary of the material terms of the other agreements is set forth in the Information Statement under “Our Relationship with Ensign Following the Spin-Off,” and is incorporated herein by reference. The descriptions of all such agreements are qualified in their entirety by reference to the copies of the agreements, or forms thereof, included as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

In connection with the Spin-Off, CareTrust also entered into the following agreements:

Indenture

On May 30, 2014, CareTrust’s wholly owned subsidiary, CTR Partnership, L.P. (the “Operating Partnership”), and its wholly owned subsidiary, CareTrust Capital Corp. (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”), completed a private offering of $260.0 million aggregate principal amount of 5.875% Senior Notes due 2021 (the “Notes”). CareTrust transferred approximately $221.4 million of the net proceeds of the offering of the Notes to Ensign, which Ensign used or will use to repay certain indebtedness, pay trade payables and, subject to the approval of Ensign’s board of directors, pay up to eight regular quarterly dividends. CareTrust intends to use the remaining net proceeds of the offering to pay a special cash and stock dividend, and for working capital purposes, to fund acquisitions and for general corporate purposes.

The Notes were issued at par, pursuant to an Indenture, dated as of May 30, 2014 (the “Indenture”), among the Issuers, the guarantors named therein (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes mature on June 1, 2021 and bear interest at a rate of 5.875% per year. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2014.

The Issuers may redeem the Notes any time prior to June 1, 2017 at a redemption price of 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the Notes, if any, to, but not including, the redemption date, plus a “make whole” premium described in the Indenture and, at any time on or after June 1, 2017, at the redemption prices set forth in the Indenture. In addition, at any time on or prior to June 1, 2017, up to 35% of the aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings if at least 65% of the originally issued aggregate principal amount of the Notes remains outstanding. If certain changes of control of CareTrust occur, holders of the Notes will have the right to require the Issuers to repurchase their Notes at 101% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Notes are guaranteed by CareTrust and certain of CareTrust’s existing and future subsidiaries, other than the Issuers. The Notes are the Issuers’ senior unsecured obligations and rank equal in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness. The Notes are effectively subordinated to all of the Issuers’ secured indebtedness (including the Credit Facility (as defined below)) to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all indebtedness of any of CareTrust’s non-Guarantor subsidiaries (including their obligations under the GECC Loan (as defined below)), other than the Issuers. The guarantee by each Guarantor is a senior unsecured obligation of such Guarantor and ranks equal in right of payment with all existing and future senior unsecured indebtedness of such Guarantor. The guarantee by each Guarantor is effectively subordinated to all secured indebtedness of such Guarantor to the extent of the value of the assets securing such indebtedness (including the Credit Facility and, with respect to CareTrust, the GECC Loan) and is structurally subordinated to all indebtedness of any non-Guarantor subsidiaries of such Guarantor (other than the Issuers).

The Indenture contains covenants limiting the ability of CareTrust and its restricted subsidiaries to: incur or guarantee additional indebtedness; incur or guarantee secured indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; enter into transactions with affiliates; merge or consolidate or sell all or substantially all of their assets; and create restrictions on the ability of the Issuers and their restricted subsidiaries to pay dividends or other amounts to the Issuers. The Indenture also requires CareTrust and its restricted subsidiaries to maintain a specified ratio of unencumbered assets to unsecured indebtedness. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture with respect to the Notes for 60 days (subject to certain exceptions) after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes; acceleration of, or payment default on, indebtedness of CareTrust or any of its significant subsidiaries in excess of a specified amount; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to CareTrust or the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the Indenture (and the form of Note), which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by this reference.

Registration Rights Agreement

On May 30, 2014, in connection with the issuance of the Notes, the Issuers and the Guarantors entered into a Registration Rights Agreement for the Notes (the “Registration Rights Agreement”), with Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets LLC, on behalf of themselves and as representatives of the other initial purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to register with the SEC new notes (the “Exchange Notes”) having substantially identical terms as the Notes (other than additional interest provisions and transfer restrictions), as part of an offer to exchange the Exchange Notes for the Notes. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file a registration statement for the Exchange Notes with the SEC within 90 days after the issue date of the Notes, and to use their commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 210 days after the issue date of the Notes. The Issuers and the Guarantors agreed to file a shelf registration statement with the SEC for the resale of the Notes if the exchange offer for the Notes is not consummated within 240 days after the issue date of the Notes and in certain other circumstances. The Issuers will be required to pay additional interest with respect the Notes if they fail to comply with the filing, effectiveness and consummation deadlines set forth above.

The foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.8 and incorporated herein by this reference.

The parties to the agreements described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for CareTrust, from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for CareTrust and its affiliates in the ordinary course of their business.

Credit Agreement

On May 30, 2014, CareTrust, the Operating Partnership and certain of its wholly owned subsidiaries entered into a credit agreement (the “Credit Agreement”) with SunTrust Bank, as administrative agent, and the lenders party thereto. The Credit Agreement provides for an asset-based revolving credit facility (the “Credit Facility”) with commitments in an aggregate principal amount of $150.0 million from a syndicate of banks and other financial institutions. CareTrust expects to use borrowings under the Credit Agreement after the consummation of the Spin-Off for working capital purposes, to fund acquisitions and for general corporate purposes.

The Credit Facility is secured by certain of CareTrust’s properties, and the amount available to be drawn under the Credit Facility is based on the borrowing base values attributed to such mortgaged properties. As of June 2, 2014, the amount available to be drawn thereunder is $84.2 million. The Credit Facility is also secured by certain personal property of CareTrust’s subsidiaries that have provided mortgages, CareTrust’s interests in the Operating Partnership and CareTrust’s interests in the subsidiaries that guarantee the Credit Facility.

The Credit Agreement provides that, subject to customary conditions, including obtaining commitments and pro forma compliance with financial maintenance covenants, the Operating Partnership may seek to obtain incremental revolving or term loans under the Credit Facility in an aggregate amount not to exceed $75.0 million. CareTrust does not currently have any commitments for such incremental loans.

The interest rates applicable to loans under the Credit Facility are, at the Operating Partnership’s option, equal to either a base rate plus a margin ranging from 1.00% to 1.50% per annum or LIBOR plus a margin ranging from 2.00% to 2.50% per annum, based on the debt to asset value ratio of the Operating Partnership and its subsidiaries. In addition, the Operating Partnership will pay a commitment fee on the unused portion of the commitments under the Credit Facility that will range from 0.35% to 0.50% per annum, depending on the amount of such unused commitments.

Loans made under the Credit Facility are not subject to interim amortization. The Operating Partnership is not required to repay any loans under the Credit Facility prior to maturity, other than to the extent the outstanding borrowings exceed the lesser of the aggregate commitments under the Credit Facility and the sum of the borrowing base values attributable to the properties that are mortgaged as security under the Credit Facility. The Operating Partnership is permitted to prepay all or any portion of the loans under the Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

The Credit Facility is guaranteed, jointly and severally, by CareTrust and by CareTrust’s wholly owned subsidiaries that are party to the Credit Agreement. The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Operating Partnership and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, amend certain material agreements and pay certain dividends and other restricted payments. The Credit Agreement requires CareTrust to comply with financial maintenance covenants to be tested quarterly, consisting of a maximum debt to asset value ratio, a maximum secured debt to asset value ratio, a maximum secured recourse debt to asset value ratio, a minimum fixed charge coverage ratio and a minimum net worth. The Credit Agreement also contains certain customary events of default. CareTrust is required to maintain its status as a REIT on and after the effective date of its election to be treated as a REIT.

The foregoing description of the Credit Facility and the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.9 hereto and is incorporated herein by reference.

The parties to the Credit Agreement described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for CareTrust, from time to time for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with and perform services for CareTrust and its affiliates in the ordinary course of their business.

GECC Loan

Ten of the Company’s properties are subject to existing mortgage indebtedness to General Electric Capital Corporation (in its capacity as agent, “GECC,” and such loan, the “GECC Loan”), which was assumed in connection with the Spin-Off. The outstanding amount of this mortgage indebtedness was approximately $48.3 million as of May 30, 2014. On May 30, 2014, the GECC Loan was amended and the amount of mortgage indebtedness on the Company’s properties was increased by approximately $50.7 million with the additional advance bearing interest at a floating rate equal to the three month LIBOR plus 3.35%, reset monthly and subject to a LIBOR floor of 0.50%, with monthly principal and interest payments based on a 25 year amortization. The original portion of the mortgage indebtedness continues to bear interest at the original interest rates until, but not including, June 29, 2016, and then will convert to the floating rate described above. As modified, the GECC Loan has a term of 36 months from May 30, 2014, plus two 12-month extension options, the exercise of which will be conditioned, in each case, on, among other things, the absence of any default and the payment of an extension fee equal to 0.25% of the outstanding principal balance. The original portion of the GECC Loan, approximately $48.3 million as of May 30, 2014, is prepayable without penalty, in whole but not in part, after January 31, 2016. The additional approximately $50.7 million borrowed under the GECC Loan will also be prepayable without penalty, in whole but not in part, after January 31, 2016.

The GECC Loan is guaranteed by the Company. Ensign’s guaranty of the GECC Loan was released in connection with the Spin-Off. The GECC Loan contains, and requires CareTrust to comply with, specified financial maintenance covenants.

The foregoing description is qualified in its entirety by reference to the loan agreement with respect to the GECC Loan, which is filed herewith as Exhibit 10.10 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Indenture,” “Credit Agreement” and “GECC Loan” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective June 1, 2014, David G. Lindahl and Gary B. Sabin were appointed to the Board of Directors of CareTrust (the “Board”). Messrs. Lindahl and Sabin were also named to the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. The Board has determined that Messrs. Lindahl and Sabin qualify as independent directors under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the NASDAQ Global Select Market. CareTrust has entered into indemnification agreements with each of Messrs. Lindahl and Sabin for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as director of CareTrust. The form of the indemnification agreement is filed herewith as Exhibit 10.11 and is incorporated herein by this reference. Biographical information for Messrs. Lindahl and Sabin is included in the Information Statement under “Management—Directors,” and is incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2014, the Company issued a press release announcing completion of the Spin-Off, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of May 23, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

4.1	Indenture, dated as of May 30, 2014, among CTR Partnership, L.P. and CareTrust Capital Corp., as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Note (included in Exhibit 4.1 above).

10.1	Form of Master Lease by and among certain subsidiaries of The Ensign Group, Inc. and certain subsidiaries of CareTrust REIT, Inc.

10.2	Form of Guaranty of Master Lease by The Ensign Group, Inc. in favor of certain subsidiaries of CareTrust REIT, Inc., as landlords under the Master Leases.

10.3	Opportunities Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.4	Transition Services Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.5	Tax Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.6	Employee Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.7	Contribution Agreement, dated as of May 30, 2014, by and among CTR Partnership L.P., CareTrust GP, LLC, CareTrust REIT, Inc. and The Ensign Group, Inc.

10.8	Registration Rights Agreement, dated as of May 30, 2014, by and among CTR Partnership, L.P., CareTrust Capital Corp., the guarantors named therein and Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets LLC, on behalf of themselves and as representatives of the other initial purchasers named therein.

10.9	Credit Agreement, dated as of May 30, 2014, by and among CareTrust REIT, Inc., CTR Partnership, L.P., the guarantors named therein, SunTrust Bank, as administrative agent, and the lenders party thereto.

10.10	Fifth Amended and Restated Loan Agreement, dated as of May 30, 2014, by and among certain subsidiaries of CareTrust REIT, Inc. as borrowers, and General Electric Capital Corporation as agent and lender.

10.11	Form of Indemnification Agreement between CareTrust REIT, Inc. and its directors and officers.

99.1	Press Release, dated June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of May 23, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

4.1	Indenture, dated as of May 30, 2014, among CTR Partnership, L.P. and CareTrust Capital Corp., as Issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of Note (included in Exhibit 4.1 above).

10.1	Form of Master Lease by and among certain subsidiaries of The Ensign Group, Inc. and certain subsidiaries of CareTrust REIT, Inc.

10.2	Form of Guaranty of Master Lease by The Ensign Group, Inc. in favor of certain subsidiaries of CareTrust REIT, Inc., as landlords under the Master Leases.

10.3	Opportunities Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.4	Transition Services Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.5	Tax Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.6	Employee Matters Agreement, dated as of May 30, 2014, by and between The Ensign Group, Inc. and CareTrust REIT, Inc.

10.7	Contribution Agreement, dated as of May 30, 2014, by and among CTR Partnership L.P., CareTrust GP, LLC, CareTrust REIT, Inc. and The Ensign Group, Inc.

10.8	Registration Rights Agreement, dated as of May 30, 2014, by and among CTR Partnership, L.P., CareTrust Capital Corp., the guarantors named therein and Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets LLC, on behalf of themselves and as representatives of the other initial purchasers named therein.

10.9	Credit Agreement, dated as of May 30, 2014, by and among CareTrust REIT, Inc., CTR Partnership, L.P., the guarantors named therein, SunTrust Bank, as administrative agent, and the lenders party thereto.

10.10	Fifth Amended and Restated Loan Agreement, dated as of May 30, 2014, by and among certain subsidiaries of CareTrust REIT, Inc. as borrowers, and General Electric Capital Corporation as agent and lender.

10.11	Form of Indemnification Agreement between CareTrust REIT, Inc. and its directors and officers.

99.1	Press Release, dated June 3, 2014.